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                                                                    Exhibit 10.3

                                 AMENDMENT NO. 8
                                     TO THE
                                TIME WARNER INC.
                           DEFERRED COMPENSATION PLAN

1. Section 5.4(b) is amended by adding the following sentence at the end thereof:

                  Notwithstanding the prior sentences of this subsection (b), distribution of any in-service payment (whether or not there has been a prior redeferral) may be deferred pursuant to an employment contract or separation agreement which provides that payment of the deferral shall be made on account of retirement, in which case it shall be distributed in accordance with the provisions of section 5.1.